XsunX Announces Sales and Building Momentum Into 2014

Company Launches Media Campaign Targeting Southern California Area

Aliso Viejo, CA – December 16, 2013 – XsunX, Inc. (OTCQB: XSNX), a renewable energy technology, systems, and services company, today announced adding 50kW in signed projects to its growing PV system development and installation services pipeline. The Company is focused on signing more solar contracts before year end.

“We are very excited about the rapid progress we have been making, and announcing 50kW in new projects just adds to our momentum,” stated XsunX CEO, Tom Djokovich.

The Company has been working to develop solar projects for a diverse set of clients ranging from professional service companies, to ranch land, to large scale industrial reclamation.  The Company has been working directly with new business clients to document the financial benefits available from solar for their businesses.

To help expand and accelerate the growth of the Company’s PV system development and installation services business, XsunX has launched a media marketing campaign which targets major Southern California communities ranging from Ventura to the Inland Empire, LA, Orange County and portions of San Diego county. This market represents one of the largest commercial PV system markets in the country and thousands of potential commercial PV system clients for XsunX.

“The message and the reality is that solar has become far more than just a way to cut utility costs. A commercial PV system can provide clients with a 100% cash value return on their investment in as little as three years, and well in excess of a 1000% return on every dollar invested over the life of the system,” concluded Mr. Djokovich.

About XsunX

XsunX focuses on providing solar energy solutions that provide the greatest bottom-line financial benefits. The Company’s background and experience spans virtually all aspects of solar including technology assessment, design, and development. We have a deep passion for solar and have worked to pioneer new technologies and solar business solutions focused at making solar an affordable energy option. For more information, please visit the Company’s website at www.xsunx.com.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Company Contact:

Tom Djokovich, President and CEO

949-330-8060

info@xsunx.com

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